CANADA

NUMBER PROVINCE OF BRITISH COLUMBIA

177640

Province of British Columbia

Ministry of Finance and Corporate Relations

REGISTRAR OF COMPANIES

COMPANY ACT

CERTIFICATE

I HEREBY CERTIFY THAT

KINGDOM RESOURCES LTD.

HAS THIS DAY CHANGED ITS NAME TO THE NAME
KRL RESOURCES CORP.

GIVEN, UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA

THIS 27TH DAY OF SEPTEMBER, 1989

I hereby certify that

------------------KINGDOM RESOURCES LTD.----------------------------

has this day been incorporated under the " Companies Act."

I CERTIFY THIS IS A COPY OF
A DOCUMENT FILED ON

MARCH-6, 2002

JOHN S. POWELL

REGISTRAR OF COMPANIES

PROVINCE OF  BRITISH COLUMBIA

FORM 19
(Section 348)
COMPANY ACT

SPECIAL RESOLUTION

       The following special resolution was passed by the undermentioned company on the date stated:

Name of Company:

KRL Resources Corp.

Date resolution passed:

December 7, 2001 RESOLUTION:

                  “It was moved and seconded to approve special resolutions to:

(a)

consolidate the Company's issued and unissued common shares without par value on the basis of one (1) new for five (5) old common shares, as a result of which the authorised capital shall be reduced from 100,000,000 common shares to 20,000,000 common shares, and the issued common shares shall be reduced from 29,083,922 to

                      5,816,784.4 common shares; and

(b)

upon completion of the special resolution to consolidate the common shares, to increase the authorised capital to 100,000,000 common shares without par value, and to alter the memorandum of the Company in accordance with such special resolutions in the form attached.

      CARRIED, AS TO BOTH SPECIAL RESOLUTIONS.

      It was moved and seconded to approve a special resolution to change the name of the Company to "International KRL Resources Corp.", or such other name as may be approved by the directors of the Company, and to alter the memorandum accordingly.

                        CARRIED.”

Altered memorandum is attached.

Certified a true copy February 25, 2002.

__________________________________

Signature

__________solicitor__________________

Relationship to Company

SCHEDULE "A"

FORM 1

(Section 5)

COMPANY ACT

MEMORANDUM

OF

International KRL Resources Corp.

(as altered by Special Resolution dated December 7, 2001)

1.

The name of the Company is "International KRL Resources Corp.”.

2.

The authorized capital of the company consists of ONE HUNDRED MILLION

            (100,000,000) Common shares without par value.

3.

COMPANY ACT

I Hereby Certify that the documents annexed hereto and relating to KRL RESOURCES CORP. are true copies of the documents on file with the Registrar of Companies.

                                                                                                  Issued under my hand and Seal of Office

                                                                                           at Victoria, British Columbia,

                                                                                             on January 4, 2001

JOHN S. POWELL

Registrar of Companies

PROVINCE OF BRITISH COLUMBIA

CANADA

SPECIAL RESOLUTION
The following special resolution was passed by the undermentioned Company as of the date stated:

Name of Company: KRL RESOURCES CORP.

Date resolution passed: November 12, 1999

Resolution:

"Resolved, as a special resolution that:

(a)

the share capital of the Company be altered by increasing the authorized capital of the Company from 49,760,937common shares without par value to 100,000,000 common shares without-par value; and

(b)

Paragraph two of the memorandum of the Company be altered by deleting it in its entirety and substituting the following therefor:

              2.       The authorized capital of the Company consists of ONE HUNDRED
                       MILLION (100,000,000) common shares without par value.

(c)

The Memorandum of the Company be altered in the form set forth in Schedule "A"

     attached."

Certified a true copy: February 7, 2000.

                               (Signature) _________________

              (Relationship to    Company) Corporate Secretary

SCHEDULE "A"

MEMORANDUM

(As altered by Special Resolution dated November 12, 1999)

OF

KRL RESOURCES CORP.

1.         The name of the Company is KRL RESOURCES CORP.

2.         The authorized capital of the Company consists of ONE HUNDRED

            MILLION (100,000,000) Common shares without par value.

1.

COMPANY ACT

I Hereby Certify that the documents annexed hereto and relating to KRL RESOURCES CORP.

are true copies of the documents on file with the Registrar of Companies.

                                                                                                                   Issued under my hand and Seal of Office
                                                                                                            at Victoria, British Columbia,

                                                                                             on November 1, 1999

JOHN S. POWELL

Registrar of Companies

PROVINCE OF BRITISH COLUMBIA

CANADA

FORM 18

(Section 348)

Company Act

Ordinary Resolution

Certificate Of Incorporation No. 177640

The following ordinary resolution was passed by the company referred to below on the date stated:

Name of company:

K R L Resources Corp.

Date resolution passed:

February 17, 1999

Resolution:

On motion duly made and carried IT WAS RESOLVED as an ordinary resolution that:

1.

pursuant to section 232(1) of the Company Act (British Columbia),

138,125 escrow shares

         as issued to William Rand and 100,938 escrow shares as issued to Seamus Young and held in escrow by The Montreal Trust Company pursuant to a July 10, 1989 escrow agreement be and are hereby cancelled;

2.

the share capital of the Company be altered by decreasing the authorized capital of the Company from 50,000,000 common shares without par value to 49,760,937 common shares without par value in accordance with the cancellation of the Escrow Shares; and

3.

Paragraph two of the Memorandum of the Company be altered by deleting it in its entirety and substituting the following therefor:

"2. The authorized capital of the Company consists of FORTY-NINE MILLION, SEVEN HUNDRED SIXTY THOUSAND, NINE HUNDRED THIRTY-SEVEN (49,760,937) common shares without par value."

The form of Altered Memorandum is attached as Schedule "A" Certified a true copy this 18th day of February,1999.

SCHEDULE "A"

ALTERED MEMORANDUM

OF

KRL RESOURCES CORP.

(as altered by Ordinary Resolution passed on February 17, 1999)

1.      The name of the Company is KRL Resources Corp.

2.      The authorized capital of the Company consists of FORTY-NINE MILLION, SEVEN

         HUNDRED SIXTY THOUSAND, NINE HUNDRED THIRTY-SEVEN (49,760,937)

         common shares without par value.

1.

I CERTIFY THIS IS A COPY OF
A DOCUMENT FILED ON

FORM 19

(SECTION 348)

F E B R U A R Y- 9, 2000

PROVINCE OF BRITISH COLUMBIA

________________________________________

COMPANY ACT

___________________

________________________

SPECIAL RESOLUTION

Company

COMPANY ACT

The following special resolution was passed by the undermentioned Company as of the date stated:

Name of Company: KRL RESOURCES CORP.

Date resolution passed: November 12, 1999

Resolution:

"Resolved, as a special resolution that:

(a)

the share capital of the Company be altered by increasing the authorized capital of the Company from 49,760,937 common shares without par value to 100,000,000 common shares without par value; and

(b)

Paragraph two of the memorandum of the Company be altered by deleting it in its entirety and substituting the following therefor:

2.

The authorized capital of the Company consists of ONE HUNDRED MILLION (100,000,000) common shares without par value.

(c)

The Memorandum of the Company be altered in the form set forth in Schedule "A" attached."

Certified a true copy: February 7, 2000.

SCHEDULE "A"

MEMORANDUM

OF

KRL RESOURCES CORP.

(as altered by Special Resolution dated November 12, 1999)

1.

The name of the Company is KRL RESOURCES CORP.

2.

The authorized capital of the Company consists of ONE HUNDRED MILLION

(100,000,000) Common shares without par value.

I HEREBY CERTIFY THAT THIS IS A COPY

OF A DOCUMENT FILED WITH THE

REGISTRAR OF COMPANIES

___________________________NOV 3-1992

 Province of British Columbia      _______________________________________

FOR REGISTRAR OF COMPANIES

FOR THE PROVINCE OF BRITISH COLUMBIA

Form 21

(Section 371)

____________

COMPANY ACT

_____________

SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned stat

Name of Company:

KRL RESOURCES CORP.

Date resolution passed:

September 16, 1992

      Resolution:

"UPON MOTION IT WAS RESOLVED, as a special resolution, that paragraph       8.9 of the Company's Articles be amended to read as follows:

'A member holding one or more shares in respect of which he is entitled to vote shall be entitled to appoint one or more proxyholders to attend, act and vote for him on the same occasion. If such member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of the absent proxyholder.’”

Certified a true copy the 6th day of October, 1992. DE WITT SEDUN

Form 21

(Section 371)

COMPANY ACT

Certificate of Incorporation No. 177640

SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned Company on the date stated:

Name of Company:

KRL RESOURCES CORP.

Date resolution passed:

September 16, 1991__

Resolution:

UPON MOTION IT WAS RESOLVED, AS A SPECIAL RESOLUTION, that:

(a)

the share capital of the Company be altered by increasing the authorized capital of the Company from 10,000,000 common shares without par value to 50,000,000 common shares without par value, all shares issued and unissued ranking pari passu.

(b)

Paragraph two of the Memorandum of the Company be altered by deleting it in its entirety and substituting the following therefor:

"2. The authorized capital of the Company consists of FIFTY MILLION (50,000,000) common shares without par value."

The form of altered memorandum is attached hereto as Schedule "A". Certified a true copy the 20th day of September,1991.

SCHEDULE "A"

ALTERED MEMORANDUM

OF

KRL RESOURCES CORP.

(as altered by Special Resolution passed September 16, 1991)

We wish to be formed into a company with limited liability under the "Company Act" in pursuance of this Memorandum.

1.

The name of the Company is: "KRL RESOURCES CORP."

2.

The authorized capital of the Company consists of FIFTY MILLION

                              (50,000,000) common shares without par value.

3.

                                                                                                                  I HEREBY CERTIFY THAT THIS IS A COPY

OF DOCUMENTS FILED WITH THE

REGISTRAR OF COMPANIES ON

                                                        Province of British Columbia                                               SEPTEMBER 27, 19

                                                                     Form 21

                                  (Section 371)

REGISTRAR  OF COMPANIES

                                                                      FOR THE PROVINCE OF BRITISH COLUMBIA                                           COMPANY ACT                                                    Certificate of

Incorporation No. 177640

SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned Company on the date stated:

Name of Company:

KINGDOM RESOURCES LTD.

Date resolution passed:

November 27, 1987

Resolution:

UPON MOTION IT WAS RESOLVED as a special resolution that:

(a)

The capital of the Company be altered by consolidation on a one (1) new share for three (3) old shares basis the 10,000,000 common shares without par value, of which 3,348,378 are issued and fully paid into 3,333,333 1/3 common shares without par value of which 1,116,126 shares are issued and fully paid, all shares issued and unissued ranking pari passu.

(b)

The Memorandum of the Company be altered by deleting Paragraph 2 in its entirety and substituting the following therefor:

"2. The authorized capital of the Company consists of THREE MILLION

THREE HUNDRED AND THIRTY-THREE THOUSAND,

THREE HUNDRED AND THIRTY-THREE AND ONE-THIRD

(3,333,333 1/3) common shares without par value."

          UPON MOTION IT WAS RESOLVED as a special resolution that:

(a)

The name of the Company be changed from "Kingdom Resources Ltd." to "KRL RESOURCES CORP."

(b)

The Memorandum of the Company be altered by deleting Paragraph 1 in its entirety and substituting the following therefor:

                                            "1. The name of the Company is "KRL RESOURCES CORP."

2-

UPON MOTION IT WAS RESOLVED as a special resolution that:

(a)

The capital of the Company be increased from 3,333,333 1/3 common shares without par value, of which 1,116,126 shares are issued and fully paid to 10,000,000 common shares without par value, of which 1,116,126 are issued and fully paid, all shares issued and unissued ranking pari passu.

(b)

The Memorandum of the Company be altered by deleting Paragraph 2 in its entirety and substituting the following therefor:

"2.     The authorized capital of the Company consists of TEN MILLION (10,000,000) Common shares without par value."

UPON MOTION IT WAS FURTHER RESOLVED as a special resolution that the Memorandum of the Company be in the form of the Altered Memorandum attached hereto and marked Schedule "A".

Certified a true copy the  ____28th

day of  _____July

, 1989.

SCHEDULE "A"
"COMPANY ACT"
KRL RESOURCES CORP.
ALTERED MEMORANDUM
(as altered by Special Resolution passed November 27, 1987)

We wish to be formed into a company with limited liability under the "Company Act" in pursuance of this Memorandum.

1.

The name of the Company is: "KRL RESOURCES CORP."

2.

The authorized capital of the Company consists of Ten Million (10,000,000) Common shares without par value.

Province of British Columbia

Form 21

(Section 371)

Certificate of

COMPANY ACT                              Incorporation No. 177640

SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned Company on the date stated:

A

Name of Company:

KINGDOM RESOURCES LTD.

Date resolution passed:

November 3, 1986

Resolution:

Resolution:

"UPON MOTION IT WAS RESOLVED as a Special Resolution, that the existing Articles of the Company as filed with the Registrar of Companies be cancelled in their entirety and that a new form of Articles attached hereto as Schedule "A" be adopted as the Articles of the Company in substitution for, and to the exclusion of, the existing Articles of the Company."

Certified a true copy the 3rd day of November, 1986.

RAND & EDGAR

per:______________________

William A. Rand

Solicitor

SCHEDULE "A"

PROVINCE OF BRITISH COLUMBIA
"COMPANY ACT"

ARTICLES

OF

KINGDOM RESOURCES LTD.

PART 1

TABLE OF CONTENTS

PART	ARTICLE	PAGE
1	TABLE OF CONTENTS	Front Page
2	INTERPRETATION	1
3	SHARES	1
4	BRANCH REGISTERS	2
5	TRANSFERS AND TRANSMISSION OF SHARES	2
6	PURCHASE AND REDEMPTION OF SHARES	3
7	GENERAL MEETINGS	3
8	VOTING OF MEMBERS	5
9	DIRECTORS	7
10	POWERS AND DUTIES OF DIRECTORS	8
11	DISCLOSURE OF INTEREST OF DIRECTORS	9
12	PROCEEDINGS OF DIRECTORS	9
13	EXECUTIVE AND OTHER COMMITTEES	10
14	OFFICERS	11
15	INDEMNITY AND PROTECTION OF DIRECTORS,
	OFFICERS AND EMPLOYEES	11
16	DIVIDENDS AND RESERVE	12
17	DOCUMENTS, RECORDS AND REPORTS	13
18	NOTICES	13
19	SEAL	14
20	PROHIBITIONS	15

PART 2
INTERPRETATION

2.1            These Articles are subject to the provisions of the "Company Act" and any reference herein to the "Companies Act" shall be a reference to the "Company Act".

2.2         In these Articles, unless there is something in the subject or context inconsistent herewith:

"Board" and "Directors" or "directors" mean the Directors or sole Director of the Company for the time being.

"Company Act" means the Company Act of the Province of British Columbia from time to time in force and includes the regulations made pursuant thereto.

"registered owner", "registered holder", "owner" or "holder" when used with respect to a share in the authorized capital of the Company means the person registered in the register of members in respect of such share.

2.3          A reference to writing includes any visible form of representing or reproducing words.

2.4              Words importing the singular or plural, a person or corporation, or the masculine, feminine or neuter gender shall include the other or others of them respectively as the context requires.

2.5                  The meaning of any words or phrases defined in the Company Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PART 3 SHARES

3.1                 The Shares of the Company shall be under the control of the Directors who may, subject to the rights of the holders of shares for the time being issued, issue, allot, sell or otherwise dispose of, or grant options or otherwise deal in shares authorized but not outstanding at such times, to such persons (including Directors), in such manner, upon such terms and conditions, and at such price or for such consideration, as they, in their absolute discretion, may determine.

3.2                 The Directors, on behalf of the Company, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares.

3.3              Except as required by law or these Articles, no person shall be recognized by the Company as having any interest whatsoever in any share except the registered holder thereof.

3.4                If a share is registered in the names of two or more persons they shall be joint holders.

3.5              Delivery of a share certificate to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all. Neither the Company nor any transfer agent shall be liable for any loss occasioned to the member owing to any share certificate being lost in the mail or stolen.

3.6             A share certificate or debt obligation bearing the printed or mechanically reproduced signature of a person shall not be invalid at its date of issue by reason of the fact that such person shall have ceased to hold the office he is stated to hold on such certificate or debt obligation.

PART 4
BRANCH REGISTERS

4.1              Unless prohibited by the Company Act, the Company may keep or cause to be kept one or more branch registers of members or debenture holders at such place or places as the Directors may from time to time determine.

PART 5
TRANSFER AND TRANSMISSION OF SHARES

      5.1             Subject to the provisions of the Memorandum and of these Articles, a member may transfer any of his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent. The instrument of transfer may be in the form, if any, on the back of the share certificate representing the shares, or in such other form as the Directors may from time to time approve. Except to the extent that the Company Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members or a branch register of members in respect thereof.

5.2         The signature of the registered owner of any shares, or of his duly authorized attorney, upon the instrument of the transfer shall constitute a complete and sufficient authority to the Company, its directors, officers and agents to register in the name of the transferee as named in the instrument of transfer or, if no transferee is named in the instrument of transfer, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certficates deposited with the instrument of transfer.

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 5.3           Neither the Company nor any Director, officer or agent thereof shall be bound to inquire into the title of the person named in the instrument of transfer as transferee, or, if no person is so named, of the person on whose behalf the certificate is deposited for the purpose of having the transfer registered, or be liable to any person for registering or not registering the transfer, and the transfer when registered shall confer upon the person in whose name the shares have been registered a valid title to the shares.

 5.4        Every instrument of transfer shall be executed by the transferor and left for registration at the registered office of the Company or at the office of its transfer agent or registrar together with the share certificate for the shares to be transferred and such other evidence, if any, as the Directors or transfer agent or registrar may require to prove the title of the transferor to, or his right to transfer, the shares and the right of the transferee to have the transfer registered. If the transfer is registered all instruments of transfer and evidence shall be retained by the Company or its transfer agent or registrar and, if the transfer is not registered, they together with the share certificate shall be returned to the person depositing them.

5.5

There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine.

 5.6              In the case of the death of a member, his legal personal representative, or if he was a joint holder the surviving joint holder, shall be the only person recognized by the Company as having any title to his interest in the shares. Before recognizing a person as a legal personal representative the Directors may require him to obtain from a court of competent jurisdiction a grant of letters probate or letters of administration.

PART 6
PURCHASE AND REDEMPTION OF SHARES

6.1

      The Company may purchase any of its shares unless the special rights and restrictions attached thereto otherwise provide.

6.2

        If the Company proposes to redeem some but not all of the shares of any class, the Directors may, subject to the special rights and restrictions attached to such class of shares, decide the manner in which the shares to be redeemed are to be selected.

PART 7
GENERAL MEETINGS

7.1

         The date, time and place of all general meetings of the Company within the Province of British Columbia shall be fixed by the Directors.

7.2                 All business that is transacted at a general meeting shall be special, except, in the case of an annual general meeting, the conduct of, and voting at, such meeting, the consideration of the financial statements, the report of the Directors and Auditor, a resolution to elect two or more directors by a single resolution, the election of Directors, the appointment of the Auditor, the fixing of the remuneration of the Auditor and such other business as by these Articles or the Company Act may be transacted at a general meeting without prior notice thereof being given to the members or any business which is brought under consideration by the report of the Directors, and in the case of any other general meeting, such business as relates to the conduct of or voting at that meeting.

7.3                    Except as otherwise provided by the Company Act, where any special business to be considered at a general meeting includes considering approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall be sufficient if, with respect to such document, it states that a copy of the document is or will be available for inspection by members at the registered office or records office of the Company or at such other place in British Columbia designated in the notice during usual business hours up to the date of such general meeting.

7.4                       No business, other than the election of the chairman or the adjournment of the meeting, shall be transacted at any general meeting unless there is a quorum at the commencement of the meeting, but the quorum need not continue throughout the meeting.

7.5                     If there is only one member, a quorum is one person present and being, or representing by proxy or other proper authority, such member. If there is more than one member, a quorum is two members entitled to attend and vote at the meeting who may be represented by proxy or other proper authority.

7.6                         If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned, at the discretion of the chairman, to either the next day, or the same day in the next week, at the same time and place. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being or representing by proxy a member or members entitled to attend and vote at the meeting, shall be a quorum.

7.7                  The Chairman of the Board, if any, or in his absence the President of the Company or in his absence a Vice-President of the Company, if any, shall be entitled to preside as chairman at every general meeting of the Company.

7.8                      If at any general meeting neither the Chairman of the Board nor the President nor a Vice-President is present within fifteen (15) minutes after the time appointed for holding the meeting or if present is not willing to act as chairman, the Directors present shall choose a chairman; but if all the Directors present decline to take the chair or fail so to choose or if no Director is present, the members present shall choose a chairman. The chairman need not be a member.

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7.9                   The chairman may, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place. It shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at any adjourned meeting.

7.10

   The Directors and any other person permitted by the chairman of the meeting shall be entitled to attend any general meeting.

7.1 1

   No motion proposed at a general meeting need be seconded and the chairman may propose a motion.

7.12              Unless the Company Act, the Memorandum or these Articles otherwise provide, any action to be taken by a resolution of the members may be taken by an ordinary resolution.

PART 8
VOTING OF MEMBERS

8.1                  Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint registered holders of shares, on a show of hands every member who is present in person and entitled to vote thereat shall have one vote and on a poll every member present in person or represented by proxy or other proper authority shall have one vote for each share of which he is the registered holder.

8.2               A member, being a corporation, may appoint a proxy-holder and may also appoint a representative to act for it by delivering to the Company a copy of a resolution of its directors or other governing body naming a person as its representative. Such representative, subject to any restrictions contained in the resolution, shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual member. If the corporation is a subsidiary of the Company its shares may not be voted and its proxyholder or representative or the proxyholder or representative may not be counted to make a quorum.

8.3            In the case of joint registered holders of a share, the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members. Two or more legal personal representatives of a deceased member whose shares are registered in his sole name shall for the purpose of this Article be deemed joint registered holders.

8.4              A member of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis, or other person may appoint a proxyholder.

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8.5

     Any member may by proxy appoint a proxyholder to vote for him on a poll.

8.6                    In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall, if he is a member of the Company, be entitled to a second or casting vote.

8.7                      No poll may be demanded on the election of a chairman. A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken as soon as, in the opinion of the chairman, is reasonably convenient, but in no event later than seven (7) days after the meeting and at such time and place and in such manner as the chairman of the meeting directs. The result of the poll shall be deemed to be the resolution of and passed at the meeting at which the poll was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll may be withdrawn. In any dispute as to the admission or rejection of a vote the decision of the chairman made in good faith shall be final and exclusive.

8.8

      On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

8.9                   A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more (but not more than two) proxyholders to attend, act and vote for him on the same occasion. If such a member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

8.10               A form of proxy shall be in writing under the hand of the appointor or his attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or representative of or attorney for the corporation. A proxyholder shall be a member of the Company unless

(i)

the Company is at the time a reporting company, or

(ii)

the member appointing the proxyholder is a corporation, or

(iii)

the Company shall have at the time only one member, or

(iv)

 the persons present in person or by proxy and entitled to vote at the meeting by resolution permit the proxyholder to attend and vote; for the purpose of such resolution the proxyholder shall be counted in the quorum but shall not be entitled to vote.

8.11               Unless otherwise provided by the Directors, or otherwise set out in the notice convening the meeting or in the information circular relating thereto, a form of proxy and the power of attorney or other authority, if any, under which it is signed or a

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notarially certified copy thereof, shall be deposited at the registered office of the Company, or at such other place as is specified for the purpose in the notice convening the meeting or in the information circular relating thereto, not less than forty-eight (48) hours, excluding Saturdays and holidays, before the time of the meeting.

8.12

Except as otherwise provided by law or these Articles, a proxy may be in any form the Directors or the chairman of the meeting approve.

 8.13            A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death or incapacity of the member giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.

PART 9
DIRECTORS

9.1

 The members, except as otherwise restricted by the Memorandum or Articles, shall be entitled to elect Directors at the annual general meetings, but the number to be elected shall be determined by the Directors. Failing such determination, the number to be elected shall be the same as the number of Directors whose terms expire at the meeting.

9.2

The Directors may from time to time appoint additional Directors.

9.3

A casual vacancy occurring in the Board of Directors may be filled by the remaining Directors or Director.

 9.4         A Director's term of office shall expire on the date fixed at the time of his appointment or election but, in the absence thereof, it shall expire on the date of the Company's annual general meeting next following his appointment or election or on the date of the consent in writing in lieu of such meeting, as the case may be.

9.5

A retiring Director shall be eligible for re-election.

 9.6              Any Director may by written notice to the Company appoint any person to be his alternate to act in his place at meetings of the Directors at which he is not present or by these Articles deemed to be present unless the Directors shall have reasonably disapproved the appointment of such person and given notice to that effect to the Director within a reasonable time. Every alternate shall be entitled to attend and vote at meetings at which the person who appointed him is not present or deemed to be present, and, if he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time by written notice to the Company revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the Director appointing him.

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9.7

The Directors may remove from office a Director who is convicted of an indictable offence.

 9.8             The remuneration of the Directors as such may from time to time be determined by the Directors. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company who is a Director. The Directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the Company and if any Director shall perform any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specially occupied in or about the Company's business, he may be paid a remuneration to be fixed by the Board, or, at the option of such Director, by resolution of the members and such remuneration may be either in addition to, or in substitution for, any other remuneration that he may be entitled to receive. The Directors may pay a gratuity or pension or allowance on retirement to any Director who has any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 10
POWERS AND DUTIES OF DIRECTORS

 10.1             The powers of the Company shall be exercised only by the directors, except those which, by the Company Act or these Articles, are required to be exercised by a resolution of the members and those referred to the members by the Directors.

10.2

The Directors may from time to time on behalf of the Company:

(i)

borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit,

(ii)

 issue bonds, debentures, and other debt obligations either outright or as security for any liability or obligation of the Company or any other person, and

(iii)

 mortgage or charge, whether by way of specific or floating charge, or give other security on the undertaking, or on the whole or any part of the property and assets, of the Company, both present and future.

 10.3          The Directors may from time to time by power of attorney or other instrument appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such

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period, with such remuneration and subject to such conditions as the Directors may think fit and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

PART 11
DISCLOSURE OF INTEREST OF DIRECTORS

11.1             A Director shall disclose his interest in and not vote in respect of any proposed contract or transaction with the Company in which he is, in any way, directly interested but such Director shall be counted in the quorum at the meeting of the Directors at which the proposed contract or transaction is approved. A directors resolution consented to in writing, or otherwise as herein provided, by all the directors, shall not be deemed to be a vote in respect thereof for the purposes of this paragraph. Where a contract is made between the Company and a Director, a reference to the Director's name in such resolution shall be deemed to be adequate disclosure of his interest therein.

11.2              A Director may hold any office or place of profit with the Company in addition to his office of Director for such period and on such terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a Director is in any way interested shall be voided by reason thereof.

11.3          A Director or his firm may act in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

11.4        A Director may be or become a director, officer or employee of, or otherwise interested in, any corporation or firm in which the Company may be interested as a shareholder or otherwise, and such Director shall not, except as provided by the Company Act or these Articles, be accountable to the Company for any remuneration or other benefit received by him as director, officer or employee of, or from his interest in, such other corporation or firm, unless the Directors otherwise direct.

PART 12
PROCEEDINGS OF DIRECTORS

12.1           Unless otherwise determined by the Directors the President shall be the Chairman of the Board.

12.2

A Director may, and the Secretary shall on the request of a Director, call a meeting of the Directors.

12.3        The Chairman of the Board, or in his absence, the President, shall preside as chairman at every meeting of the Directors, or if there is no Chairman of the Board or neither the Chairman of the Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or if the Chairman of the Board and the President have advised the Secretary that they will not be present at the meeting, the Directors present shall choose one of their number to be chairman of the meeting.

12.4         The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote.

12.5               A Director may participate in a meeting of the Board or of any committee of the Directors by means of conference telephones or other communications facilities if all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation. A Director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

12.6             The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed shall be two Directors or, if the number of Directors is fixed at one, shall be one Director.

12.7

The Directors may, if there is a quorum, act notwithstanding any vacancy.

12.8

Every act of a Director is valid notwithstanding any defect that may afterwards be discovered in his election or appointment.

12.9            Any resolution of the Directors or of a committee thereof may be passed with the consent in writing to the resolution of all the Directors or the members of that committee. The consent may be in counterparts.

PART 13
EXECUTIVE AND OTHER COMMITTEES

13.1            The Directors may appoint an Executive Committee to consist of such member or members of the Board as they think fit, which Committee shall have and may exercise, subject to such restrictions as the Directors may decide from time to time, all the powers vested in the Board except the power to fill vacancies in the Board, in the said Committee or any other committee of the Board.

13.2             The Directors may appoint one or more committees consisting of such member or members of the Board as they think fit and may delegate to any such comittee such powers of the Board (except the power to fill vacancies in the Board and the power to change the membership of or fill vacancies in any committee of the Board) as may be prescribed.

13.3            All committees may meet and adjourn as they think fit. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee present, and in case of an equality of votes, the chairman shall have a second or casting vote.

13.4             All committees shall keep regular minutes of their actions and shall cause them to be recorded in books kept for that purpose and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Directors shall also have power at any time to revoke or override any authority given to or acts to be done by any such committees except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary. A majority of the members of a committee, if more than one, shall constitute a quorum thereof.

PART 14

OFFICERS

14.1            The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers.

PART 15

INDEMNITY AND PROTECTION OF
DIRECTORS, OFFICERS AND EMPLOYEES

15.1         Subject to the provisions of the Company Act, the Company shall indemnify a Director or former Director of the Company and the Company may indemnify a Director or former Director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party, by reason of his being or having been a Director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. Each Director of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

 15.2         Subject to the provisions of the Company Act, the Directors may cause the Company to indemnify any officer, employee or agent of the Company, or of a corporation of which the Company is or was a shareholder (notwithstanding that he may also be a Director) and his heirs and personal representatives, against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. In addition, the Company shall indemnify the Secretary and any Assistant Secretary of the Company if he is not a full-time employee of the Company and notwithstanding that he may also be a Director and his respective heirs and legal representatives, against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act or these Articles and each such Secretary and Assistant Secretary shall, on being appointed, be deemed to have contracted with the Company on the terms of the foregoing indemnity.

 15.3           The failure of a Director or officer of the Company to comply with the provisions of the Company Act or of the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

 15.4           The Directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a Director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incurred by him as such Director, director, officer, employee or agent.

PART 16
DIVIDENDS AND RESERVE

 16.1          The Directors from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any member. No dividend shall be paid otherwise than out of funds or assets properly available for the payment of dividends and a declaration by the Directors as to the amount of such funds or assets available for dividends shall be conclusive. Any dividend may be paid wholly or in part by the distribution of specific assets and in particular, by paid up shares, bonds, debentures or other securities of the Company or any other corporation or in any one or more such ways as may be authorized by the Directors. Where any difficulty arises with regard to such a distribution the Directors may settle the same as they see fit, and in particular, may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payment in substitution for all or any part of the specific assets to which any members are entitled shall be made to any members on the basis of the value so fixed in order to adjust the rights of all parties and may vest any specific assets in trustees for the persons entitled to the dividend.

16.2               Any dividend declared on shares of any class by the Directors may be made payable on such date as is fixed by the Directors.

16.3             If persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonuses or other monies payable in respect of the share.

16.4           Unless otherwise determined by the Directors, no dividend shall be paid on any share which has been purchased or redeemed by the Company while the share is held by the Company.

16.5           Any dividend, bonus or other monies payable in cash in respect of shares may be paid by cheque. Every such cheque shall be made payable to the order of the person to whom it is sent. The mailing of such cheque shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

16.6          Notwithstanding anything contained in these Articles, the Directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue shares, bonds, debentures or debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.

PART 17
DOCUMENTS, RECORDS AND REPORTS

17.1           No member of the Company shall be entitled to inspect the
accounting records of the Company unless the Directors determine otherwise.

PART 18 NOTICES

18.1          Any notice required to be given by these Articles or the Company
Act, unless the form is otherwise specified, may be given orally or in writing.

18.2        A notice in writing, statement, report or other document shall have been effectively sent or given if posted, delivered, telexed, telegraphed or cabled to the person entitled thereto at his address recorded on a register maintained by the Company; and a certificate signed by the Secretary or other officer of the Company, or of any other corporation acting on behalf of the Company, that the notice, statement, report or other document was so sent or given, shall be conclusive evidence thereof.

18.3          A notice, statement, report or other document may be given by the
Company to the joint holders of a share by giving it to any of them.

 18.4         A notice, statement, report or other document may be given by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member in the same manner as the same might have been given if the death, bankruptcy or incapacity had not occurred.

 18.5         Notice of each Directors' meeting, except a Directors' meeting held immediately following an annual general meeting of which no notice shall be required, shall be given to every Director and alternate Director except a Director or alternate Director who has waived notice or is absent from the Province of British Columbia.

 18.6           The accidental omission to give notice of a meeting to, or the non-receipt thereof by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

 18.7           Every notice of meeting shall specify the place, day and time of the meeting and if for a general meeting the general nature of all special business intended to be conducted thereat, unless specified in an information circular relating thereto.

 18.8           An entry in the minute book of the waiver or reduction of the period of notice of a general meeting shall be sufficient evidence of the due convening of the meeting.

 18.9         A Director may waive his entitlement to receive a notice of any past, present or future meeting or meetings of Directors and may at any time withdraw such waiver. After the waiver is received by the Company and until it is withdrawn no notice need be given to such Director or, unless the Director otherwise requires in writing to the Company, to his alternate director. All meetings held without such notice being given shall not have been improperly called by reason thereof.

18.10       Not less then two (2) hours notice of a Directors' meeting requiring notice shall be given.

18.11       Where in these Articles any period of time dating from a given day, act or event is prescribed, the time shall be reckoned exclusive of such day, act or event.

PART 19
SEAL

 19.1       If the seal of the Company is affixed and accompanied by the signature of at least one of the Chairman of the Board, the President, a Vice-President, the Secretary, or the Treasurer, or a Director or as directed by resolution of the Directors in respect of such existing documents as are therein specified, that shall constitute effective execution.

19.2         The Company may have an official seal for use in any other province, state, territory or country.

 19.3          The seal of the Company, may if directed by the Board of Directors, be reproduced on any document by any means and in any form other than an impression thereof.

PART 20
PROHIBITIONS

 20.1         If the Company is, or becomes, a company which is not a reporting company, then no shares shall be transferred without the previous consent of the Directors expressed by a resolution of the Board and the Directors shall not be required to give any reason for refusing to consent to any such proposed transfer.